EXHIBIT 10.7

2006 EXECUTIVE BONUSES

Employee	Corporate Title	2006 Bonuses

Jack C. Wauchope	President and Chief Executive Officer	$27,500

Davina A. Palazzo	EVP/Small Business Lending Center Manager	$17,500

Leah M. Pauly	EVP/ Chief Credit Officer	$25,000

Karan C. Pohl	EVP/Chief Financial Officer	$4,000